Exhibit 10.8

AMENDMENT TO

EMPLOYMENT AGREEMENT

This is an Amendment (the “Amendment”), dated March 12, 2015, to that certain Employment Agreement dated as of October 25, 2007, as amended (the “Agreement”), by and between MeetMe, Inc., a Delaware corporation (the “Company”), and John Abbott (the “Employee”).

WHEREAS, the Company wishes to continue to retain Employee’s services as Chairman of the Board of Directors of the Company (the “Board”).

NOW, THEREFORE, in consideration of the obligations and covenants herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Employee hereby agree as follows:

1.      On March 11, 2015, the parties entered into an amendment of the Agreement (the “March 11 Amendment”) that related to the subject matter hereof.  The March 11 Amendment is hereby terminated and replaced in its entirety with this Amendment.

2.      The Agreement is hereby amended as follows: The last sentence of Section 7b(ii) is hereby deleted and replaced with the following:

In addition, Employee will have the right to exercise all such options for a period of two (2) years following the date upon which Employee ceases to be Chairman of the Board, provided, however, that the Employee may not exercise any option after its expiration date, even if said expiration date occurs prior to the termination of the aforementioned two (2) year period.

3.           The Company hereby represents that it has the authority to enter into this Amendment and has received all required approvals including approval of the Company’s Compensation Committee.

4.           In the event of any conflict between the Agreement and this Amendment, the terms as contained in this Amendment shall control. In all other respects the Agreement is hereby ratified and confirmed.

5.           This Amendment may be executed in one or more counterparts, each of which shall be deemed to be one and the same agreement. Facsimile signatures shall be treated in all respects and for all purposes as originals.

6.           In all other respects, the Agreement and all Stock Option Agreements with the Employee are ratified and conformed between the Company and the Employee shall be amended in the same manner as the Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

MEETME, INC. __________________________ Frederic Beckley General Counsel & EVP Business Affairs __________________________ JOHN ABBOTT